Exhibit 10.1

Amendment No. 1 To

Amended and Restated Employment Agreement

This Amendment No. 1 (the “Amendment”) to that certain amended and restated employment agreement (the “Agreement”), dated as of December 3, 2007, by and between, Domino’s Pizza, Inc., Domino’s, Inc. and Domino’s Pizza LLC (collectively, the “Company”) and David A. Brandon (the “Executive”) is dated as of December 23, 2008.

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Agreement, the parties here to agree as follows.

1. Effective as of January 1, 2009, and pursuant to Section 13.3 of the Employment Agreement, Section 4.1 of the Employment Agreement is hereby amended by deleting said Section in its entirety and substituting the following therefore:

“4.1 Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of Eight Hundred Eighty-Five Thousand Dollars ($885,000) per year, payable in accordance with the payroll practices of the Company for its executives and subject to such increases as the Board in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the “Base Salary”.

2. Effective immediately, and pursuant to Section 13.3 of the Employment Agreement, Section 4.3.2(b) of the Employment Agreement is hereby amended by deleting said Section in its entirety and substituting the following therefore:

“(b) Effective as of the first business day of 2009, the Company shall grant to the Executive, pursuant to the Company’s Stock Plan, 75,000 restricted shares of the Company’s Common Stock (“2009 Restricted Stock”), subject to a two (2) year graded vesting schedule, where one-half ( 1/2) of the Restricted Stock vests on the anniversary date of the grant. The Restricted Stock shall be granted pursuant to a restricted stock agreement substantially in the form of Exhibit A-3 hereof.”

3. Effective immediately, and pursuant to Section 13.3 of the Employment Agreement, Section 5.1 of the Employment Agreement is hereby amended by replacing the word “calendar” with “fiscal.”

4. The Employment Agreement as otherwise amended is in all other respects confirmed.

5. This Amendment shall be effective as of the dates provided herein.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this amendment has been duly executed this 23rd day of December, 2008 and is effective as described in Paragraph 5 hereof.

THE COMPANY:	DOMINO’S PIZZA, INC.

	By:	/s/ Robert M. Rosenberg
	Name:	Robert M. Rosenberg
	Title:	Director

PRINCIPAL SUBSIDIARIES:	DOMINO’S, INC.

	By:	/s/ Wendy A. Beck
	Name:	Wendy A. Beck
	Title:	Vice President

DOMINO’S PIZZA LLC

	By:	/s/ Wendy A. Beck
	Name:	Wendy A. Beck
	Title:	Vice President and Chief Financial Officer

THE EXECUTIVE:	/s/ David A. Brandon
	Name:	David A. Brandon